Exhibit 99.1

PRELIMINARY PROXY CARD

ROTH CH ACQUISITION V CO.

888 SAN CLEMENTE DRIVE, SUITE 400

NEWPORT BEACH, CA 92660

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ROTH CH ACQUISITION V CO.

The undersigned hereby appoints _______________ and _________________ as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of Roth CH Acquisition V Co., a Delaware corporation (“ROCL”) held of record by the undersigned on __________, 2024 at the special meeting of stockholders to be held on ______________, 2024, or any postponement or adjournment thereof. ROCL has determined that the special meeting of stockholders will be a virtual meeting conducted exclusively via live webcast to facilitate stockholder attendance and participation. To register and receive access to the virtual meeting, stockholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting of stockholders, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the special meeting of stockholders.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 THROUGH 8 BELOW. ROCL’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

1.	PROPOSAL 1. REDOMESTICATION MERGER — APPROVAL OF A PROPOSAL TO APPROVE THE MERGER OF ROCL WITH AND INTO ROTH CH V HOLDINGS, INC., ITS WHOLLY OWNED NEVADA SUBSIDIARY (“HOLDINGS”), WITH ROCL SURVIVING THE MERGER. THE MERGER WILL CHANGE ROCL’S PLACE OF INCORPORATION FROM DELAWARE TO NEVADA. WE REFER TO THIS AS THE “REDOMESTICATION MERGER.” THIS PROPOSAL IS REFERRED TO AS THE “REDOMESTICATION MERGER PROPOSAL”.

For ☐       Against ☐       Abstain ☐

2.	PROPOSAL 2. BUSINESS COMBINATION — APPROVAL OF A PROPOSAL TO ADOPT AND APPROVE THE BUSINESS COMBINATION AGREEMENT BY AND AMONG ROCL, ROTH CH V MERGER SUB CORP., A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF ROCL, AND NEW ERA HELIUM CORP., A NEVADA CORPORATION, PURSUANT TO WHICH, AMONG OTHER THINGS (i) HOLDINGS SHALL SIGN A JOINDER AND BECOME A PARTY TO THE MERGER AGREEMENT; AND (ii) IMMEDIATELY SUBSEQUENT TO THE REDOMESTICATION MERGER, ROTH CH V MERGER SUB CORP. WILL MERGE WITH AND INTO NEW ERA HELIUM CORP., WITH NEW ERA HELIUM CORP. SURVIVING THE MERGER AS A WHOLLY OWNED SUBSIDIARY OF HOLDINGS. WE REFER TO THIS AS THE “BUSINESS COMBINATION.” THIS PROPOSAL IS REFERRED TO AS THE “BUSINESS COMBINATION PROPOSAL”.

For ☐       Against ☐       Abstain ☐

3.	PROPOSAL 3. CHARTER AMENDMENT — APPROVAL OF A PROPOSAL TO ADOPT THE PROPOSED ARTICLES OF INCORPORATION OF THE COMBINED COMPANY. WE REFER TO THIS AS THE “PROPOSED CERTIFICATE OF INCORPORATION.” THIS PROPOSAL IS REFERRED TO AS THE “CHARTER AMENDMENT PROPOSAL”.

For ☐       Against ☐       Abstain ☐

4.	PROPOSAL 4. GOVERNANCE — APPROVAL TO ADOPT, ON A NON-BINDING ADVISORY BASIS, FOUR SEPARATE GOVERNANCE PROPOSALS RELATING TO THE FOLLOWING MATERIAL DIFFERENCES BETWEEN ROCL’S CURRENT AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THE PROPOSED CERTIFICATE OF INCORPORATION. THESE PROPOSALS ARE REFERRED TO AS THE “GOVERNANCE PROPOSALS”.

Governance Proposal A -	To change the name of the Combined Company to “New Era Helium Inc.”;

For ☐ Against ☐ Abstain ☐

Governance Proposal B -	To increase the number of authorized shares of Common Stock by 25,000,000 shares, to an aggregate of 75,000,000 shares, consisting of 70,000,000 shares of common stock and 5,000,000 shares of preferred stock;

For ☐ Against ☐ Abstain ☐

Governance Proposal C -	To create a class of preferred stock and fix the number of authorized shares of preferred stock at 5,000,000 shares;

For ☐ Against ☐ Abstain ☐

Governance Proposal D -	To remove provisions that relate to the operation of ROCL as a special purpose acquisition corporation prior to the consummation of its initial business combination.

For ☐ Against ☐ Abstain ☐

5.	PROPOSAL 5. NASDAQ — APPROVAL OF A PROPOSAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULES 5635 (a) AND (b), THE ISSUANCE OF MORE THAN 20% OF THE ISSUED AND OUTSTANDING SHARES OF HOLDING’S COMMON STOCK (OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR HOLDING’S COMMON STOCK) AND THE RESULTING CHANGE IN CONTROL IN CONNECTION WITH THE BUSINESS COMBINATION. THIS PROPOSAL IS REFERRED TO AS THE “FIRST NASDAQ PROPOSAL”.

For ☐       Against ☐       Abstain ☐

6.	PROPOSAL 6. DIRECTORS ELECTION — APPROVAL OF A PROPOSAL TO ELECT, EFFECTIVE AS OF THE CONSUMMATION OF THE BUSINESS COMBINATION TO SERVE ON THE COMBINED COMPANY BOARD OF DIRECTORS, E. WILL GRAY II (CHAIRMAN), PHIL KORNBLUTH (INDEPENDENT DIRECTOR) WILLIAM H. FLORES (INDEPENDENT DIRECTOR), CHARLES NELSON (INDEPENDENT DIRECTOR) AND STAN BOROWEIC (INDEPENDENT DIRECTOR). THIS PROPOSAL IS REFERRED TO AS THE “DIRECTORS ELECTION PROPOSAL”.

For ☐       Against ☐       Abstain ☐

7.	PROPOSAL 7. MANAGEMENT EQUITY INCENTIVE PLAN — APPROVAL OF A PROPOSAL TO APPROVE THE MANAGEMENT EQUITY INCENTIVE PLAN, IN CONNECTION WITH THE BUSINESS COMBINATION. THIS PROPOSAL IS REFERRED TO AS THE “MANAGEMENT EQUITY PLAN PROPOSAL”.

For ☐       Against ☐       Abstain ☐

8.	PROPOSAL 8. ADJOURNMENT — APPROVAL OF A PROPOSAL TO ADJOURN THE ROCL SPECIAL MEETING TO A LATER DATE OR DATES IF MORE TIME IS NECESSARY TO CONSUMMATE THE BUSINESS COMBINATION FOR ANY REASON. THIS PROPOSAL IS REFERRED TO AS THE “ADJOURNMENT PROPOSAL”.

For ☐       Against ☐       Abstain ☐

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.